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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (date of earliest event reported):  October 7, 1997


                           LCC INTERNATIONAL, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


            Delaware                                     0-21213                           54-1807038
--------------------------------------                 ----------------------            --------------
(State or Other Jurisdiction                           (Commission                       (IRS Employer
of Incorporation)                                      File Number)                      Identification
                                                                                         Number)


7925 Jones Branch Drive
McLean, VA                                                                                   22102
-------------------------------------------------------                                  -----------
(Address of Principal Executive Offices)                                                 (Zip Code)

      Registrant's telephone number, including area code:  (703) 873-2000
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ITEM 5.          OTHER EVENTS.    On October 7, 1997, LCC International, Inc.
(the "Company") announced that it has agreed with MCI Telecommunications
Corporation ("MCI") to extend from October 8, 1997 until October 23, 1997 the period of time within which the Company shall be entitled to exercise its annual conversion rights under the Company's Subordinated Notes Due 2000, dated
June 28, 1994, to MCI, as amended, in the aggregate principal amount of
$50,000,000 (the "Notes").  The Notes are convertible into 2,841,099 shares of the Company's Class A common stock, par value $.01 per share ("Class A Common
Stock").  The purpose of the extension is to provide the Company and MCI additional time to consider the exercise of such rights by the Company and related business matters.


ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS.

                     (c)  Exhibits

99. Press Release, dated October 7, 1997 regarding the agreement of the Company and MCI to extend the time period until which the Company may convert the Notes into Class A Common Stock.

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                                   SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  October 7, 1997                  LCC INTERNATIONAL, INC.



                                        By: /s/ RICHARD HOZIK
                                           ------------------------------------
                                            Richard Hozik
                                            Senior Vice President, Treasurer
                                            and Chief Financial Officer





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                                 EXHIBIT INDEX


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
                                                                                    PAGE NUMBER IN
EXHIBIT NUMBER                    EXHIBIT                                     SEQUENTIAL NUMBERING SYSTEM
---------------------------------------------------------------------------------------------------------
                 99.      Press Release, dated October 7,1997,
                          regarding the agreement of the Company
                          and MCI to extend the time period until
                          which Company may convert the
                          Notes into Class A Common Stock.





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